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                                                                       EXHIBIT 8


                      [LETTERHEAD OF KIRKLAND & ELLIS LLP]


                                 March 12, 2004


CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois   60523

     Re: Status as a Real Estate Investment Trust ("REIT"); Information in the
         Registration Statement under "Federal Income Tax Considerations"

Ladies and Gentlemen:

     In connection with the filing of a Registration Statement with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), by CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), you have requested our opinions concerning (i) the qualification and taxation of the Company as a REIT and (ii) the information in the Registration Statement under the heading "Federal Income Tax Considerations Relating to Our REIT Status."

     In formulating our opinions, we have reviewed and relied upon the Registration Statement, such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.

     In addition, we have relied upon certain representations made by the Company relating to the organization and actual and proposed operation of the Company as contained in the "Certificate of Representations" attached hereto. For purposes of our opinions, we have not made an independent investigation of the facts set forth in the documents, representations from the Company, or the Registration Statement. We have, consequently, relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.

     In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: the Company has operated and will continue to be operated in the manner described in the applicable organizational documents and in the Registration Statement, and all terms and provisions of such agreements and documents have been and will continue to be complied with by all parties thereto.

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CenterPoint Properties Trust
March 12, 2004
Page 2

     Our opinions expressed herein are based on the applicable laws of the State of Maryland, the Code, the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.

     Based upon and subject to the foregoing, it is our opinion that:

     1. Beginning with the Company's taxable year ending December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's actual and proposed method of operation, as described in the Registration Statement and as represented by the Company, has enabled it and will continue to enable it to satisfy the requirements for qualification as a REIT.

     2. The information in the Registration Statement under the heading "Federal Income Tax Considerations Relating to Our REIT Status," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "Federal Income Tax Considerations Relating to Our REIT Status" in the Registration Statement.

                                             Very truly yours,

                                             /s/  KIRKLAND & ELLIS LLP

                                             KIRKLAND & ELLIS LLP